Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 3, 2014, Platform Specialty Products Corporation (“Platform,” “we,” “us,” “our” or the “Company”) completed the acquisition of the Chemtura AgroSolutions business (“CAS”) of Chemtura Corporation (the “CAS Acquisition”), pursuant to which we acquired from Chemtura Corporation (“Chemtura”) certain legal entities and other assets and liabilities for approximately $1.04 billion, consisting of $983 million in cash, net of closing adjustments, and 2,000,000 shares of our common stock. We funded the cash portion of the purchase price and related transaction expenses of the CAS Acquisition with a combination of available cash on hand and borrowings under an increase in term loans of approximately $389 million (approximately $259 million of which is denominated in Euros), $60 million under the U.S. Dollar revolving credit facility and €55 million ($69 million assuming an exchange rate of $1.26 per €1.00) under the multicurrency revolving credit facility under our existing credit agreement (as amended and restated, the “Amended and Restated Credit Agreement”).

On February 13, 2015, we completed the acquisition of Arysta LifeScience Limited (the “Arysta Acquisition”), pursuant to which we acquired all of the outstanding common stock of Arysta LifeScience Limited (“Arysta”) for approximately $3.50 billion. The purchase price consisted of $2.86 billion of cash, net of closing adjustments and including seller transaction expenses paid by Platform, and $600 million of Series B Convertible; Preferred Stock of Platform issued to the seller. To fund the cash portion of the purchase price, on February 2, 2015, we issued $1.1 billion (plus original issue premium of $1.0 million) and €350 million (approximately $395 million based upon the February 2, 2015 exchange rate of $1.128 per €1.00) of notes (collectively, the “Existing Notes”), and, on February 13, 2015, we borrowed U.S. dollar denominated term loans in an aggregate principal amount of $500 million (less original discount of 1%) and Euro denominated term loans in an aggregate principal amount of €83 million (approximately $94.5 million based upon the February 13, 2015 exchange rate of $1.14 per €1.00) (less original discount of 2%).

On July 13, 2015, we announced the terms of a recommended offer to acquire all of the issued and to be issued shares of Alent plc (the “Alent Acquisition”) for approximately $2.10 billion (based on the Pound Sterling U.S. Dollar exchange rate of 1.5517 on July 10, 2015), consisting of $1.64 billion of cash, and $0.46 billion shares of our common stock. Fluctuations in our share price and in the Pound Sterling/U.S. Dollar exchange rate have resulted in the purchase price for Alent plc (“Alent”) adjusting to be approximately $1.85 billion, consisting of $1.64 billion of cash, and $0.21 billion shares of our common stock as of October 28, 2015. We currently expect that the financings to fund the cash portion of the purchase price and related transaction expenses of the Alent Acquisition will include, in addition to the net proceeds of our previously-announced offering of an aggregate principal amount of $400 million of senior notes due 2021 (the “Notes”) and cash on hand, $1,475 million of borrowings under first lien incremental term loans (the “Incremental Term Loans”), comprised of (A) U.S. dollar denominated term loans in an aggregate principal amount of $1,145 million and (B) Euro denominated term loans in an aggregate principal amount of €300 million (or approximately $330 million based upon the October 28, 2015 exchange rate of $1.09 per €1.00). To the extent we issue less than $400 million of Notes, additional borrowings could be drawn under an increase of our revolver facility (the “Revolving Credit Facility Increase”), or provided pursuant to an interim facility letter (as amended, restated and/or supplemented from time to time, the “Interim Facility Letter”) entered in connection with the Alent Acquisition, on July 13, 2015, by and among Platform, certain subsidiary guarantors, Credit Suisse AG and certain of its affiliates (provided that the conditions precedent thereto, including, but not limited, to the unavailability of incremental term loans under our Amended and Restated Credit Agreement due to a Payment Default (as defined therein), are met).

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014, the six months ended June 30, 2015 and the last twelve months ended June 30, 2015 give effect to the CAS Acquisition, the Arysta Acquisition, the Notes offering, the Incremental Term Loans and the Revolving Credit Facility Increase (collectively, the “Transactions”), as if they had been consummated on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the Transactions as if they had been consummated on June 30, 2015.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 was derived from Platform’s and Alent’s unaudited condensed consolidated financial statements. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 was derived from Platform’s, Arysta’s, and Alent’s audited consolidated financial statements and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014. The results of operations for the one month ended October 31, 2014 were derived from the unaudited combined results of operations of CAS for the ten months ended October 31, 2014 and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014. The following unaudited pro forma condensed statement of operations for the six months ended June 30, 2015 were derived from Platform’s and Alent’s unaudited statements for the six months ended June 30, 2015 and Arysta’s unaudited statement for the period from January 1 through February 12, 2015 (the “Arysta Pre-Acquisition Period”).

The following unaudited pro forma condensed consolidated statement of operations for the last twelve months ended June 30, 2015 has been calculated (i) for Platform and Alent by adding the unaudited six months ended June 30, 2015 to the audited year ended December 31, 2014 and subtracting the unaudited six months ended June 30, 2014 statement of operations, (ii) for CAS by subtracting the unaudited six months ended June 30, 2014 from unaudited ten months ended October 31, 2014 and (iii) for Arysta by adding the unaudited Arysta Pre-Acquisition Period to the audited year ended December 31, 2014 and subtracting the unaudited six months ended June 30, 2014. The unaudited pro forma statements of operations and balance sheet do not reflect the acquisition of the Electronic Chemicals and Photomasks businesses of OMG Group, Inc. (the “OMG Acquisition”) and its related financing, because the OMG Acquisition was not significant as defined by Rule 1-02(w) of Regulation S-X. The unaudited pro forma statement of operations and balance sheet do not reflect the acquisition of Percival S.A., including its agrochemical business, Agriphar (the “Agriphar Acquisition”), and its related financing prior to the date of the Agriphar Acquisition. The unaudited pro forma balance sheet and statements of operations do not reflect the financing available under the Interim Facility Letter, which commitments will be reduced on a dollar-for-dollar basis by the amount of Notes offering and placed in escrow prior to the consummation of the Alent Acquisition.

The unaudited pro forma condensed consolidated financial information presented below is not necessarily indicative of future results and should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements filed in our annual report on Form 10-K for the fiscal year ended December 31, 2014, as recast by our current report on Form 8-K dated June 16, 2015, and consolidated condensed financial statements filed in our quarterly report on Form 10-Q for the six months ended June 30, 2015, filed on August 14, 2015, “CAS Management’s Discussion of Operations and Cash Flows” and CAS’ combined financial statements and the notes thereto filed as exhibits to current reports on Form 8-K filed on July 11, 2014 and January 12, 2015 (as amended on January 30, 2015), “Arysta Management’s Discussion of Operations and Cash Flows” and Arysta’s audited consolidated financial statements and the notes thereto filed on Form 8-K/A, filed on April 29, 2015, as well as Alent’s unaudited consolidated condensed financial statements for the six months ended June 30, 2015, and audited consolidated financial statements and the notes thereto, which are publicly available on Alent’s website at www.alent.com.

The unaudited condensed consolidated pro forma information has been prepared without full access to Alent’s books and records. In addition, we have not completed the detailed valuations necessary to estimate the fair value of the assets and the liabilities to be acquired in the Alent Acquisition, and the related allocation of purchase price. Additionally, a final determination of the fair value of assets and liabilities acquired will be based on the actual net tangible and intangible assets and liabilities of Alent that exist as of the date of the Alent Acquisition if and when completed. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities, conversion from International Financial Reporting Standards, as adopted by the European Union (“EU IFRS”) to U.S. generally accepted accounting principles (“GAAP”), and adjustments for consistency of accounting policy, are preliminary in this unaudited condensed consolidated pro forma financial information and subject to further adjustments as additional information becomes available and as additional analyses are performed. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material to the balance sheet and/or the statement of operations.

The audited and reviewed financial statements and other financial information relating to Alent presented herein (the “Alent Financial Information”) was prepared in accordance with the EU IFRS, and we have not made any adjustments to reflect a presentation consistent with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IASB IFRS”). Although we are not aware of any differences between IASB IFRS and EU IFRS that would materially affect the Alent Financial Information, we have not provided herein any reconciliation between IASB IFRS and EU IFRS.

THE ALENT FINANCIAL INFORMATION HAS NOT BEEN PREPARED IN ACCORDANCE WITH IASB IFRS. THE INCLUSION OF THE ALENT FINANCIAL INFORMATION HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY PLATFORM, THE GUARANTORS TO THE NOTES OR ANY OTHER PERSON THAT SUCH INFORMATION ACCURATELY OR COMPLETELY REFLECTS THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF ALENT UNDER IASB IFRS AND SHOULD NOT BE RELIED UPON AS BEING CONSISTENT WITH IASB IFRS WHEN MAKING AN INVESTMENT DECISION.

The share price used in determining the preliminary estimated purchase price for Alent is based on the closing price of Platform shares of common stock on the NYSE on October 28, 2015 of $11.33 per share. The preliminary total purchase price is calculated as follows:

(in millions except per share data)
Cash consideration
Alent shares outstanding at July 13, 2015	266
Alent shares which may be issued for exercise of options or vesting of awards	2

Number of shares	268
Number of shares to be exchanged for Platform common stock	58

Number of shares subject to cash purchase	210
Cash purchase price per share—Pound Sterling	£5.03

1,057
Reimbursement of selling cost incurred by Alent—Pound Sterling	20

Estimated cash purchase price—Pound Sterling	1,077
U.S. Dollar/Pound Sterling foreign exchange rate (as of October 28, 2015)	1.53

Estimated cash purchase price—U.S. Dollar	$1,643

Share consideration
Number of shares to issue	18.4
Price of Platform common stock at closing—October 28, 2015	$11.33

Value of issuance—U.S. Dollar	$209

Total consideration—U.S. Dollar	$1,852

The pro forma adjustments are described in the accompanying notes and include the following:

•	The preliminary allocation of the purchase price to the CAS balance sheet as shown below:

(in millions)
Current assets	$305
Identifiable intangible assets	534
Goodwill	259
Property, plant, and equipment	25
Other long-term assets	22

Total assets	$1,145
Current liabilities	70
Other liabilities	40

Total liabilities	$110

Total consideration	$1,035

•	The preliminary allocation of the purchase price to the Arysta balance sheet as shown below:

(in millions)
Current assets	$1,103
Identifiable intangible assets	1,639
Goodwill	1,771
Property, plant, and equipment	110
Other long-term assets	38

Total assets	$4,661
Current liabilities	570
Other liabilities	564

Total liabilities	$1,134
Noncontrolling interest	25

Total liabilities and noncontrolling interest	$1,159

Total consideration	$3,502

•	The preliminary allocation of the purchase price to the Alent balance sheet as shown below:

(in millions)
Current assets	$434
Identifiable intangible assets	820
Goodwill	1,220
Property, plant and equipment	190
Other long-term assets	40

Total assets	$2,704
Current liabilities	251
Other liabilities	601

Total liabilities	$852

Total consideration	$1,852

Pro forma adjustments to historical financial information are subject to assumptions described in the notes following the unaudited pro forma financial statements. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The principal adjustments consist of the following:

•	the consummation of the offering of the Notes, the Alent Acquisition and Incremental Term Loans for the balance sheet; and

•	the completion of the CAS Acquisition (solely with respect to the period ended December 31, 2014) and Arysta Acquisition and the consummation of the offering of the Notes, the Alent Acquisition and Incremental Term Loans for the statements of operations.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what our financial position or results of operations would have been had the CAS Acquisition, the Arysta Acquisition, or the proposed Alent Acquisition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be relied upon as a representation of our future performance. The pro forma information contained herein assumes the consummation of a $400 million Notes offering and Incremental Term Loans in an aggregate amount of $1,475 million.

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET AS OF JUNE 30, 2015

					Anticipated Financing(1)
($ millions)	Platform (Historical)	Alent (Historical)(2)	Alent Adjustments(2)		Incremental Term Loans		Notes		Pro forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$672.2	$64.7	$(1,908.4)	LE	$1,419.7	LA	$392.0	LB	$640.2
Accounts receivable, net	1,050.1	204.1	—		—		—		1,254.2
Inventories	470.0	78.3	50.0	LR	—		—		598.3
Prepaid expenses and other current assets	195.0	20.2	1.8	LR
			2.0	LQ
			13.0	LL
			2.4	LT	—		—		234.4

Total current assets	2,387.3	367.3	(1,839.2)		1,419.7		392.0		2,727.1
Property, plant, and equipment, net	280.6	124.9	64.9	LR	—		—		470.4
Goodwill	3,012.8	449.1	1,220.2	LH
			(449.1)	LI	—		—		4,233.0
Intangible assets, net	2,777.3	—	820.0	LR	—		—		3,597.3
Other assets	88.4	49.5	(13.0)	LL
			3.3	LQ	—		—		128.2

TOTAL ASSETS	$8,546.4	$990.8	$(192.9)		$1,419.7		$392.0		$11,156.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and short-term debt	$14.6	$14.8	$(14.8)	LS	$—		$—		$14.6
Revolving credit facility	22.4	—	—		—		—		22.4
Accounts payable, accrued expenses, and other	821.0	136.8	2.0	LG
			17.3	LL
			43.4	LM
			93.4	LQ
			3.4	LR
			17.9	LT	—		—		1,135.2

Total current liabilities	858.0	151.6	162.6		—		—		1,172.2
Long-term debt	3,399.3	250.3	(250.3)	LS	1,419.7	LA	392.0	LB	5,211.0
Long-term contingent consideration	67.5	0.5	—		—		—		68.0
Other long-term liabilities	827.2	113.5	(17.3)	LL
			225.1	LQ
			12.1	LR	—		—		1,160.6

TOTAL LIABILITIES	5,152.0	515.9	132.2		1,419.7		392.0		7,611.8

Redeemable preferred shares—Series B	645.9	—	—		—		—		645.9

STOCKHOLDERS’ EQUITY
Preferred stock—Class A	—	—	—		—		—		—
Common stock	2.1	43.7	0.2	LC
			(43.7)	LI	—		—		2.3
Additional paid in capital	3,287.9	—	208.5	LC	—		—		3,496.4

Retained deficit	(263.0)	1,140.5	(1,140.5)	LI
			(43.4)	LM
			(15.5)	LT	—		—		(321.9)
Accumulated other comprehensive income	(387.6)	(709.3)	709.3	LI	—		—		(387.6)

Total stockholders’ equity	2,639.4	474.9	(325.1)		—		—		2,789.2
Noncontrolling interests	109.1	—	—		—		—		109.1

Total equity	2,748.5	474.9	(325.1)		—		—		2,898.3

Total liabilities and stockholders’ equity	$8,546.4	$990.8	$(192.9)		$1,419.7		$392.0		$11,156.0

1)	Platform anticipates financing a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes offering and with the Incremental Term Loans, as reflected in the pro forma balance sheet. Platform also has financing available for purposes of the Alent Acquisition pursuant to the Interim Facility Letter; however it believes it is unlikely that the financing available under the Interim Facility Letter will be drawn upon.

2)	The historical balance sheet of Alent is prepared in accordance with EU IFRS. Adjustments to convert the EU IFRS basis to the GAAP basis are included in the Alent Adjustments column. A reconciliation from Alent’s as issued balance sheet as of June 30, 2015 to the amounts presented in the Alent (Historical) column is presented below.

(millions)	As issued	Converted at the June 30, 2015 Pound Sterling to U.S. Dollar Exchange Rate of 1.5709	Balance Sheet Caption Where Reclassified for Pro Forma
ASSETS
Property, plant and equipment	£79.5	$124.9	Property, plant, and equipment, net
Intangible assets	285.9	449.1	Goodwill
Interests in joint ventures	6.4	10.1	Other assets
Investments	0.6	0.9	Other assets
Deferred tax assets	22.3	35.0	Other assets
Other receivables	2.2	3.5	Other assets

Total non-current assets	396.9	623.5

Cash and short-term deposits	41.2	64.7	Cash and cash equivalents
Inventories	49.8	78.3	Inventories
Trade and other receivables	135.7	204.1	Accounts receivable, net
		9.1	Prepaid expenses and other current assets
Income tax recoverable	1.4	2.2	Prepaid expenses and other current assets
Derivative financial instruments	0.5	0.8	Prepaid expenses and other current assets
Assets held for sale	5.1	8.1	Prepaid expenses and other current assets

Total current assets	233.7	367.3

TOTAL ASSETS	£630.6	$990.8

EQUITY
Issued share capital	£27.8	$43.7	Common stock
Other reserves	(451.5)	(709.3)	Accumulated other comprehensive income
Retained earnings	726.0	1,140.5	Retained deficit

Total equity	£302.3	$474.9

LIABILITIES
Interest-bearing borrowings	£159.5	$250.3	Long-term debt
		0.3	Other long-term liabilities
Employee benefits	20.6	32.4	Other long-term liabilities
Other payables	0.3	0.5	Long-term contingent consideration
Provisions	13.9	21.9	Other long-term liabilities
Deferred tax liabilities	37.5	58.9	Other long-term liabilities

Total non-current liabilities	231.8	364.3

Interest-bearing borrowings	9.7	14.8	Current portion of long-term debt and short-term debt
		0.5	Accounts payable, accrued expenses, and other
Trade and other payables	62.3	97.8	Accounts payable, accrued expenses, and other
Provisions	7.8	12.2	Accounts payable, accrued expenses, and other
Income tax payable	15.9	25.0	Accounts payable, accrued expenses, and other
Derivative financial instruments	0.8	1.3	Accounts payable, accrued expenses, and other

Total current liabilities	96.5	151.6

Total liabilities	328.3	515.9

Total liabilities and equity	£630.6	$990.8

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2015

	Platform (Historical)	Arysta (Historical) (2)	Alent (Historical) (2)	Arysta Adjustments (2)		Alent Adjustments (2)		Anticipated Financing(1)				Pro forma Consolidated
								Incremental Term Loans		Notes
($ millions except per share data)
Net sales	$1,209.9	$85.6	$468.2	$1.4	IA
				0.5	IB	$—		$—		$—		$1,765.6
Cost of sales	734.2	53.0	277.9	(36.6)	AC
				0.4	AH
				1.0	IA	1.3	LO	—		—		1,031.2

Gross profit	475.7	32.6	190.3	37.1		(1.3)		—		—		734.4
Operating expenses:
Selling, technical, general, and administrative	398.2	41.4	113.0	(22.9)	AA	26.8	LN
				(8.9)	AB	(0.1)	LF
				13.4	AD			—		—		560.9
Research and development	31.3	—	11.9	—		—		—		—		43.2
Other	—	0.8	2.1	—		—		—		—		2.9

Total operating expenses	429.5	42.2	127.0	(18.4)		26.7		—		—		607.0
Operating profit (loss)	46.2	(9.6)	63.3	55.5		(28.0)		—		—		127.4
Other (expense) income:
Interest, net	(90.5)	(42.4)	(3.2)	35.7	AF
				(1.7)	IB
				(2.0)	IE
				(9.4)	NA			(47.9)	LD
				(4.3)	TA	4.0	LS	(9.6)	LU	(20.7)	LJ	(192.0)
Other income (expense), net	33.4	(12.5)	—	—		—		—		—		20.9

	(57.1)	(54.9)	(3.2)	18.3		4.0		(57.5)		(20.7)		(171.1)
(Loss) income before income taxes and noncontrolling interests	(10.9)	(64.5)	60.1	73.8		(24.0)		(57.5)		(20.7)		(43.7)
Income tax benefit (provision)	(24.5)	2.1	5.0	(19.1)	AE
				(0.1)	IA
				0.2	IB
				0.4	IC
				0.7	IE	34.7	LK	—		—		(0.6)

Net loss	(35.4)	(62.4)	65.1	55.9		10.7		(57.5)		(20.7)		(44.3)
Net loss (income) attributable to noncontrolling interests	(3.5)	(0.1)	—	—		—		—		—		(3.6)

Net (loss) income attributable to common stockholders	$(38.9)	$(62.5)	$65.1	$55.9		$10.7		$(57.5)		$(20.7)		$(47.9)

(Loss) Earnings Per Share
Basic	$(0.20)	n/a	n/a	n/a		n/a		n/a		n/a		$(0.23)
Diluted	$(0.20)	n/a	n/a	n/a		n/a		n/a		n/a		$(0.23)
Weighted average shares outstanding (millions)
Basic	192.3	n/a	n/a	n/a		n/a		n/a		n/a		210.7
Diluted	192.3	n/a	n/a	n/a		n/a		n/a		n/a		210.7

(1)	Platform anticipates financing a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes offering and with the Incremental Term Loans, as reflected in the pro forma balance sheet. Platform also has financing available pursuant to the Interim Facility Letter for purposes of the Alent Acquisition; however it believes it is unlikely that financing available under the Interim Facility Letter will be drawn upon. If Platform is unable to finance a portion of the cash consideration for Alent as anticipated, the net loss to common shareholders on a pro forma basis may decrease by up to approximately $2.5 million.

(2)	The historical statement of operations of Arysta and Alent are prepared in accordance with IASB IFRS and EU IFRS, respectively. Adjustments to convert the IASB IFRS and the EU IFRS basis to the GAAP basis are for the six months ended June 30, 2015 included in the Arysta and Alent Adjustment columns, respectively. A reconciliation from Alent’s as issued statement of operations to the amounts presented in the Alent (Historical) column is presented below:

(in millions)	As issued	Converted at the average for the six months period ended June 30, 2015 Pound Sterling to U.S. Dollar exchange rate of 1.5245	Statement of Operations Caption Where Reclassified for Pro Forma
Revenue	£307.1	$468.2	Net sales
Manufacturing costs before exceptional items	(182.3)	(277.9)	Cost of sales
Administration, selling and distribution costs before exceptional items	(79.8)	(109.8)	Selling, technical, general, and administrative
		(11.9)	Research and development

Operating profit before exceptional items	45.0	68.6
Exceptional items	(3.4)	(2.6)	Selling, technical, general, and administrative
		(3.7)	Other
		1.1	Other

Operating profit	41.6	63.4
Share of post-tax profit of joint venturers	0.3	0.5	Other
Finance costs	(2.6)	(3.4)	Interest, net
		(0.6)	Selling, technical, general, and administrative
Finance income	0.1	0.2	Interest, net

Profit before tax	39.4	60.1
Income tax costs—ordinary activities	(12.7)	(19.4)	Income tax benefit (provision)
Income tax costs—exceptional items	16.0	24.4	Income tax benefit (provision)

Profit for the period	£42.7	$65.1

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Platform (Historical)	CAS (Historical) for the Nine Months ended September 30, 2014 (1)	CAS (Historical) for the One Month ended October 31, 2014 (2)	Arysta (Historical) (4)	Alent (Historical) (4)	CAS Adjustments		Arysta Adjustments (4)		Alent Adjustments (4)		Anticipated Financing (3)				Pro forma Consolidated
												Incremental Term Loans		Notes
($ millions except per share data)
Net sales	$843.2	$353.8	$26.4	$1,540.6	$1,062.4	$—		$14.5	IB
								(16.4)	ID
								(6.2)	IF
								(12.3)	AI	$—		$—		$—		$3,806.0
Cost of sales	446.6	212.6	14.5	961.8	648.8	22.0	CA	39.0	AG
						0.3	CB	3.2	AH
								2.0	IB
								(4.2)	IF	2.6	LO
								(9.8)	AI	50.0	LP	—		—		2,389.4

Gross profit	396.6	141.2	11.9	578.8	413.6	(22.3)		(50.6)		(52.6)		—		—		1,416.6
Operating expenses:
Selling, technical, general, and administrative	360.9	62.2	0.8	378.7	255.1	(1.0)	CC	(6.4)	AA
						(33.9)	CD	(57.3)	AB
						(4.5)	CE	109.9	AD
						34.0	CF			53.5	LN	—		—		1,152.0
Research and development	26.2	7.8	1.6	9.2	25.1	—		—		—		—		—		69.9
Other	—	(0.1)	—	34.3	5.3	0.1	CG	—		—		—		—		39.6

Total operating expenses	387.1	69.9	2.4	422.2	285.5	(5.3)		46.2		53.5		—		—		1,261.5
Operating profit (loss)	9.5	71.3	9.5	156.6	128.1	(17.0)		(96.8)		(106.1)		—		—		155.1
Other (expense) income:
Interest, net	(37.9)	(0.2)	0.1	(99.8)	(7.3)	0.1	CH	100.0	AF
						(20.1)	CI	(12.5)	IB
								16.4	ID
								2.0	IE
								(100.7)	NA			(95.9)	LD
								(35.0)	TA	9.4	LS	(19.1)	LU	(41.5)	) LJ	(342.0)
Other income (expense), net	(2.5)	6.1	(1.2)	(28.0)	—	—		—		—		—		—		(25.6)

	(40.4)	5.9	(1.1)	(127.8)	(7.3)	(20.0)		(29.8)		9.4		(115.0)		(41.5)		(367.6)
(Loss) income before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares	(30.9)	77.2	8.4	28.8	120.8	(37.0)		(126.6)		(96.7)		(115.0)		(41.5)		(212.5)
Income tax benefit (provision)	6.7	(38.1)	(4.1)	(49.9)	(43.8)	15.6	CJ	43.0	AE
								(0.7)	IE
								0.5	IF
								(10.4)	IG	86.1	LK	—		—		4.9

Net loss	(24.2)	39.1	4.3	(21.1)	77.0	(21.4)		(94.2)		(10.6)		(115.0)		(41.5)		(207.6)
Net loss (income) attributable to noncontrolling interests	(5.7)	—	—	(8.5)	—	—		—		—		—		—		(14.2)

Net (loss) income attributable to stockholders	(29.9)	39.1	4.3	(29.6)	77.0	(21.4)		(94.2)		(10.6)		(115.0)		(41.5)		(221.8)
Accrued payment-in-kind dividend on cumulative preferred shares	(232.7)	—	—	—	—	—		—		—		—		—		(232.7)

Net (loss) income attributable to common stockholders	$(262.6)	$39.1	$4.3	$(29.6)	$77.0	$(21.4)		$(94.2)		$(10.6)		$(115.0)		$(41.5)		$(454.5)

(Loss) Earnings Per Share
Basic	$(1.94)	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		$(2.96)
Diluted	$(1.94)	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		$(2.96)
Weighted average shares outstanding (millions)
Basic	135.3	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		153.7
Diluted	135.3	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		153.7

(1)	The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $206.8 million as an operating expense. For purposes of this pro forma, this amount plus $5.8 million of related depreciation is presented as cost of sales to present gross profit for the acquired business.
(2)	The historical statement of operations of CAS for the one month ended October 31, 2014 is estimated primarily based upon the operations of CAS for the ten months ended October 31, 2014 less the nine months ended September 30, 2014, except for the income tax provision, which was adjusted to reflect the effective tax rate of the nine months ended September 30, 2014.
(3)	Platform anticipates financing a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes offering and with the Incremental Term Loans reflected in the pro forma balance sheet. Platform also has financing available pursuant to the Interim Facility Letter for purposes of the Alent Acquisition; however it believes it is unlikely that the financing available under the Interim Facility Letter will be drawn upon. If Platform is unable to finance a portion of the cash consideration for Alent as anticipated, the net loss to common shareholders on a pro forma basis may decrease by up to approximately $13.0 million.
(4)	The historical statement of operations of Arysta and Alent are prepared in accordance with IASB IFRS and EU IFRS, respectively. Adjustments to convert the IASB IFRS and EU IFRS basis to the GAAP basis are included in the Arysta and Alent Adjustments columns, respectively. A reconciliation from Alent’s as issued statement of operations for the year ended December 31, 2014 to the amounts presented in the Alent (Historical) column is presented below.

(in millions)	As issued	Converted at the average for the year ended December 31, 2014 Pound Sterling to U.S. Dollar exchange rate of 1.6476	Statement of Operations Caption Where Reclassified for Pro Forma
Revenue	£ 644.8	$1,062.4	Net sales
Manufacturing costs before exceptional items	(393.8)	(648.8)	Cost of sales
Administration, selling and distribution costs before exceptional items	(155.9)	(231.9)	Selling, technical, general, and administrative
		(25.1)	Research and development

Operating profit before exceptional items	95.1	156.6

Exceptional items	(18.1)	(13.5)	Selling, technical, general, and administrative
		(12.0)	Other
		(4.9)	Selling, technical, general, and administrative
		(3.5)	Selling, technical, general, and administrative
		3.8	Other
		0.3	Other

Operating profit	77.0	126.8
Share of post-tax profit of joint venturers	1.6	2.6	Other
Finance costs	(5.7)	(8.1)	Interest, net
		(1.3)	Selling, technical, general, and administrative
Finance income	0.5	0.8	Interest, net

Profit before tax	73.4	120.8
Income tax costs - ordinary activities	(28.5)	(46.9)	Income tax benefit (provision)
Income tax costs - exceptional items	1.9	3.1	Income tax benefit (provision)

Profit for the year	£ 46.8	$77.0

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2015

	Platform (1)	CAS (Historical) (2)(4)	Arysta (Historical) (3)(6)	Alent (Historical) (1)(6)	CAS Adjustments		Arysta Adjustments (6)		Alent Adjustments (6)		Anticipated Financing(5)				Pro forma Consolidated
											Incremental Term Loans		Notes
($ millions except per share data)
Net sales	$1,680.3	$140.1	$926.6	$1,003.2	$—		$10.0	IB
							(13.9)	ID
							(4.8)	IF
							(6.6)	AI	$—		$—		$—		$3,734.9
Cost of sales	988.9	86.5	575.8	602.3	(14.6)	CA	(36.6)	AC
					0.1	CB	2.0	AH
							1.1	IB
							(3.2)	IF
							(5.2)	AI	2.6	LO	—		—		2,199.7

Gross profit	691.4	53.6	350.8	400.9	14.5		26.6		(2.6)		—		—		1,535.2
Operating expenses:
Selling, technical, general, and administrative	599.9	27.3	248.0	248.5	(24.0)	CD	(29.3)	AA
					(1.8)	CE	(35.4)	AB	53.5	LN
					13.6	CF	69.1	AD	(0.1)	LF	—		—		1,169.3
Research and development	45.4	4.4	4.8	24.9	—		—		—		—		—		79.5
Other	—	(0.2)	34.7	9.7	0.2	CG	—		—		—		—		44.4

Total operating expenses	645.3	31.5	287.5	283.1	(12.0)		4.4		53.4		—		—		1,293.2
Operating profit	46.1	22.1	63.3	117.8	26.5		22.2		(56.0)		—		—		242.0
Other (expense) income:
Interest, net	(113.0)	0.1	(97.1)	(6.8)	0.1	CH	87.0	AF
					(8.0)	CI	(6.8)	IB
							13.9	ID
							(0.4)	IE
							(59.8)	NA			(95.9)	LD
							(21.8)	TA	8.6	LS	(19.1)	LU	(41.5)	LJ	(360.5)
Other (expense) income, net	31.5	2.6	(18.3)	—	—		—		—		—		—		15.8

	(81.5)	2.7	(115.4)	(6.8)	(7.9)		12.1		8.6		(115.0)		(41.5)		(344.7)
(Loss) income before income taxes and noncontrolling interests	(35.4)	24.8	(52.1)	111.0	18.6		34.3		(47.4)		(115.0)		(41.5)		(102.7)
Income tax benefit (provision)	(19.7)	(12.2)	(12.1)	(19.4)	(4.1)	CJ	(4.7)	AE
							(0.9)	IB
							0.4	IC
							0.1	IE
							0.4	IF
							(5.0)	IG	69.3	LK	—		—		(7.9)

Net (loss) income	(55.1)	12.6	(64.2)	91.6	14.5		24.6		21.9		(115.0)		(41.5)		(110.6)
Net (income) loss attributable to noncontrolling	(5.9)	—	(5.0)	—	—		0.5	IB	—		—		—		(10.4)

Net (loss) income attributable to stockholders	(61.0)	12.6	(69.2)	91.6	14.5		25.1		21.9		(115.0)		(41.5)		(121.0)
Accrued payment-in-kind dividend on cumulative preferred shares	(232.7)	—	—	—	—		—		—		—		—		(232.7)

Net (loss) income attributable to common stockholders	$(293.7)	$12.6	$(69.2)	$91.6	$14.5		$25.1		$21.9		$(115.0)		$(41.5)		$(353.7)

(Loss) Earnings Per Share
Basic	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		$(1.86)
Diluted	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		$(1.86)
Weighted average shares outstanding (millions)
Basic	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		190.6
Diluted	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		190.6

(1)	Historical Platform and Alent amounts include the audited statement of operations for the year ended December 31, 2014 plus the unaudited statement of operations for six months ended June 30, 2015 less the unaudited statement of operations for six months ended June 30, 2014.
(2)	Historical CAS amounts include unaudited statement of operations for the ten months ended October 31, 2014 less the unaudited statement of operations for the six months ended June 30, 2014
(3)	Historical Arysta amounts include the audited statement of operations for the year ended December 31, 2014 plus the unaudited statement of operations for period ended February 13, 2015 less the unaudited statement of operations for the six months period ended June 30, 2014.
(4)	The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $78.4 million as an operating expense. For purposes of this pro forma, this amount plus $8.1 million of related depreciation is presented as cost of sale.
(5)	Platform anticipates financing a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes offering and with the Incremental Term Loans as reflected in the pro forma balance sheet. Platform also has financing available pursuant to the Interim Facility Letter for purposes of the Alent Acquisition; however it believes it is unlikely that the financing available under the Interim Facility Letter will be drawn upon. If Platform is unable to finance a portion of the cash consideration for Alent as anticipated, the net loss to common shareholders on a pro forma basis may decrease by up to approximately $6.4 million.
(6)	The historical statement of operations of Arysta and Alent are prepared in accordance with IASB IFRS and EU IFRS. Adjustments to convert the IASB IFRS and EU IFRS basis to the GAAP basis are included in the Arysta and Alent Adjustments columns, respectively. A reconciliation from Alent’s as issued statement of operations for the six months ended June 30, 2014 to the amounts presented in the Alent (Historical) column is presented in the table below. This period along with the year ended December 31, 2014 and the six months ended June 30, 2015 are the basis for calculating the last twelve months end June 30, 2015.

(in millions)	As issued	Converted at the average for the six months ended June 30, 2014 Pound Sterling to U.S. Dollar exchange rate of 1.6694	Statement of Operations Caption Where Reclassified
Revenue	£315.9	$527.4	Net Sales
Manufacturing costs before exceptional items	(194.3)	(324.4)	Cost of Sales
Administration, selling and distribution costs before exceptional items	(77.6)	(117.3)	Selling, technical, general, and administrative
	—	(12.1)	Research and development

Operating profit before exceptional items	44.0	73.6
Exceptional items	(1.1)	(1.5)	Selling, technical, general, and administrative
	—	(0.8)	Other
	—	0.5	Other

Operating profit	42.9	71.8
Share of post-tax profit of joint venturers	1.6	2.6	Other
Finance costs	(2.9)	(4.0)	Interest, net
	—	(0.8)	Selling, technical, general, and administrative
Finance income	0.2	0.3	Interest, net

Profit before tax	41.8	69.9
Income tax costs - ordinary activities	(13.3)	(22.2)	Income tax benefit (provision)
Income tax costs - exceptional items	1.7	2.8	Income tax benefit (provision)

Profit for the period	£30.2	$50.5

Pro Forma Adjustments

CAS Adjustments

CA	Reflects portion of the profit in CAS inventory step-up recognized in purchase accounting that has not been recognized in operations subsequent to the closing of the CAS Acquisition during 2014.

CB	Reflects adjustment to depreciation to be recorded in conjunction with annual basis for the step-up of property, plant, and equipment.

CC	Reflects elimination of the cost of a Brazilian accounts receivable securitization program of CAS not acquired in the CAS Acquisition.

CD	Reflects the elimination of non-recurring CAS Acquisition-related expenses, including but not limited to financial advisory, legal and accounting fees.

CE	Reflects the elimination of the historical amortization expenses on CAS’s identifiable intangible assets.

CF	Reflects amortization expense to be recorded in conjunction with the step-up in the estimated fair value of the intangible assets of CAS.

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Technology (12 years)	$458.0	$38.2
Customer relationships (30 years)	76.0	2.5

CG	Reflects elimination of net income of unconsolidated subsidiaries of CAS not acquired with the CAS Acquisition.

CH	Reflects the elimination of interest expense related to debt not assumed from Chemtura in conjunction with the CAS Acquisition.

CI	Reflects interest expense related to the indebtedness incurred under our Amended and Restated Credit Agreement dated April 12, 2007, as amended (the “Amended and Restated Credit Agreement”), that funded a portion of the cash purchase price for the CAS Acquisition comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $130 million at a rate of approximately 4.00% and on the Euro denominated first lien debt of approximately $256 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3% on the US Dollar borrowings and 3.25% on the Euro denominated borrowings applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change effective in the interest rate would be $0.4 million annually.

•	Interest on the incremental borrowings of approximately $129 million under our revolving credit facilities at a rate of 5.25% for the portion under our U.S. Dollar revolving credit facility of $60 million and 3.23% for the portion under our Multicurrency Revolving Credit Facility of approximately $68.7 million.

•	Amortization of estimated deferred financing fees of $7.5 million and estimated original issuance discount of $1.9 million for the first lien term debt over the six year term of the loan.

•	Amortization of estimated deferred financing fees of $3.1 million for access to an incremental $125 million of revolving line of credit obtained in conjunction with the CAS Acquisition over the 4-year term of the facility.

CJ	Reflects income tax benefit related to the income (loss) before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares related to the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global rate of 34%.

Arysta Adjustments

AA	Reflects the elimination of Arysta Acquisition expenses directly attributable to the transaction, including but not limited to financial advisory, legal and accounting fees.

AB	Reflects elimination of historical amortization expenses related to Arysta’s intangible assets.

AC	Reflects elimination of historical manufacturer’s profit in inventory recognized to the income statement

AD	Reflects amortization expense to be recorded in conjunction with the step-up in the estimated fair value of the intangible assets of Arysta:

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$176.5	$—
Technology (12 years)	1,102.5	91.9
Customer relationships (20 years)	360.0	18.0

AE	Reflects income tax benefit (expense) related to the income (loss) before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global rate of 34%.

AF	Reflects elimination of historical interest expense of Arysta for debt not assumed in conjunction with the Arysta Acquisition.

AG	Reflects management’s preliminary estimate of impact on cost of goods sold due to the inventory step-up to fair value.

AH	Reflects depreciation expense related to the step-up to fair value of the property, plant, and equipment of Arysta as of the closing.

AI	Reflects the reversal of net sales and cost of sales for operations in Iran and Sudan of Arysta. These operations were not continued on a go forward basis after the Arysta Acquisition as they are prohibited/sanctioned nations for corporations based in the United States.

Existing Notes Issuance

NA	Reflects the interest expense related to the Existing Notes issued to fund a portion for the cash purchase price for the Arysta Acquisition which was comprised of the following:

•	Interest on the $1.52 billion of Existing Notes issued.

•	Amortization of estimated deferred financing fees of $29.6 million and original issue discount of $1.0 million over the anticipated term of the notes.

Arysta Term Debt Issuance

TA	Reflects the interest expense related to the Arysta Term Debt issued to fund a portion of the cash purchase price of the Arysta Acquisition, comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $500 million at a rate of approximately 4.75% and on the Euro denominated first lien debt of $94.5 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3.75% and 3.25%, respectively, applied to a LIBOR floor of 1% and are variable in nature. The pretax effect of a 1/8% change in the effective interest rate would be $0.7 million annually.

•	Amortization of estimated deferred financing fees of $15.2 million and estimated original issuance discount of $7 million over the anticipated terms of the senior term debt and the revolving line of credit.

Arysta IASB IFRS to GAAP Adjustments

IA	Reflects the recognition of sales previously reversed under IASB IFRS that would meet recognition criteria under GAAP.

IB	Reflects the reversal of present value accounting required for IASB IFRS that is prohibited for GAAP for receivables and payables expected to be settled within a year.

IC	Reflects a change in the tax rate used in intercompany sales (from the buyer rate to seller rate) and set up a prepaid tax asset pursuant to GAAP that is recorded as a deferred tax asset under IASB IFRS.

ID	Reflects the reclassification of customer cash discounts from expense to a reduction of sales, which is required for GAAP.

IE	Reflects the reversal of hedge accounting that does not meet GAAP requirements and the associated impact on income taxes

IF	Reflects management’s estimate of the reversal of a sale that does not qualify for revenue recognition for GAAP.

IG	Reflects management’s estimate of uncertain tax positions pursuant to GAAP that is not required for IASB IFRS

Notes Issuance and Incremental Term Loans

LA	Reflects the anticipated borrowing of the Incremental Term Loans amounting to $1,419.7 million, net of deferred financing fees and original issue discount of $25.8 million and $29.5 million, respectively, to fund a portion of the cash purchase price for the Alent Acquisition.

LB	Reflects the anticipated issuance of Notes amounting to $392.0 million, net of deferred financing fees of $8.0 million, to fund a portion of the cash purchase price for the Alent Acquisition.

Alent Adjustments

LC	Reflects the anticipated issuance of 18.4 million New Platform Shares to fund a portion of the purchase price for the Alent Acquisition

LD	Reflects interest expense related to the anticipated borrowings of the Incremental Term Loans in an aggregate amount of $1,475 million comprised of (A) U.S. Dollar denominated term loans in an aggregate principal amount of $1,145 million and (B) Euro denominated term loans in an aggregate principal amount of €300 million (or approximately $330 million based upon the October 28, 2015 exchange rate of $1.09 per €1.00) to be issued to fund a portion of the cash purchase price for the Alent Acquisition. Comprised of contractual interest, amortization of original issue discount and deferred financing fees. The pre-tax effect of 1/8% of change in the effective interest rate would be $1.8 million annually.

LE	Reflects the estimated cash consideration to be paid in connection with the Alent Acquisition and repayment of Alent’s existing debt.

LF	Reflects the elimination of Alent Acquisition expenses recorded in historical statement of operations and directly attributable to the transaction, including but not limited to financial advisory, legal and accounting fees.

LG	Reflects contractual obligation triggered upon a change in control.

LH	Reflects management’s preliminary estimate of goodwill associated with the Alent Acquisition.

LI	Reflects elimination of Alent’s historical stockholders’ equity and goodwill.

LJ	Reflects interest expense related to the anticipated issuance of the Notes in an aggregate principal amount of $400.0 million to be issued to fund a portion of the cash purchase price for the Alent Acquisition. Comprised of contractual interest, and deferred financing fees.

LK	Reflects income tax benefit (expense) related to the income (loss) before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

LL	Reflects adjustment to reclassify the deferred tax assets and liabilities between current and non-current.

LM	Reflects the derivative on the Pound Sterling cash consideration.

LN	Reflects straight-line amortization expense to be recorded in conjunction with the step-up in the estimated fair value of the intangible assets of Alent:

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$60.0	$—
Technology (10 years)	160.0	16.0
Customer relationships (16 years)	600.0	37.5

LO	Reflects depreciation expense related to management’s estimated step-up to fair value of the property, plant, and equipment of Alent as of the closing of the Alent Acquisition.

LP	Reflects management’s preliminary estimate of impact on cost of goods sold due to the inventory step-up to fair value.

LQ	Reflects the adjustments related to the step-up in deferred tax assets and liabilities.

LR	Reflects the adjustments related to the step-up in assets and liabilities.

LS	Reflects the repayment of Alent’s existing debt.

LT	Reflects the Alent Acquisition expense directly attributable to the transaction, including, but not limited to, financial advisory, legal and accounting fees, net of taxes.

LU	Reflects the increase in interest expense resulting from the first lien term loans most favored nation provisions, which brings the first lien term loans to within 50 basis points of the to be issued Incremental Term Loans.